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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event Reported):

                               October 28, 2005

                     INTEGRATED PERFORMANCE SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


             New York                  000-30794               11-3042779
     (State of incorporation)     (Commission File No.)      (IRS Employer
                                                          Identification No.)

         901 Hensley Lane
           Wylie, Texas                                          75098
 (Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code:  (214) 291-1427

                                Not Applicable
 ----------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01  Entry into a Material Definitive Agreement.

      On October 28, 2005, Integrated Performance Systems, Inc. (the "Company") entered into a credit facility with a bank for a $2,250,000 five-year term loan. The term loan bears interest at LIBOR + 2.15%, provides for monthly principal payments of $37,500 plus accrued interest, and matures on October 31, 2010. The new term loan is collateralized by all the Company's equipment and the Company's previously existing line of credit is collateralized by the Company's inventory and accounts receivable. Both the term loan and the line of credit are subject to certain financial and other covenants. An event of default under the security agreement will trigger a $2,000,000 personal guarantee of Brad Jacoby, the Company's Chief Executive Officer and sole director ("Jacoby"). Proceeds from the term loan were used to pay down the outstanding balance on our line of credit and, coupled with the line of credit, will fund working capital in the future.

      Additionally the Company completed the refinancing of its $4.2 million in notes payable to Jacoby. On November 24, 2004, the Company issued convertible promissory notes in the principal amounts of $1 million and $3.2 million (collectively, the "Notes") to Jacoby in conjunction with the merger of the Company with Best Circuit Boards, Inc. d/b/a Lone Star Circuits ("LSC"). The Notes bore interest at 8% and were convertible into common stock at any time at a conversion price of $0.15 per share. Interest on the $1 million note was payable semi-annually, and the principal balance was due November 30, 2007. Interest on the $3.2 million notes was payable monthly, and the principal was originally due February 28, 2005, and later extended to July 31, 2005. The Notes were secured by all assets of the Company and LSC, by the outstanding stock of LSC and by the Company common stock owned by D. Ronald Allen, the Company's former Chief Executive Officer, controlling shareholder and director. On October 28, 2005, the Notes were refinanced and combined into a single note (the "New Note"), bearing interest at 8% payable semi-annually, with the principal due September 30, 2008. The New Note is convertible under the same terms and secured by the same assets as the Notes.


 Item 9.01  Financial Statements and Exhibits.

       (d)  Exhibits.

    Number      Description
    ------      -----------
     10.1       Credit and Security Agreement dated  October 28, 2005 by  and between Best Circuit Boards, Inc. and Compass Bank.

     10.2 Promissory Note for $2,250,000 dated October 28, 2005 between Best Circuit Boards, Inc. and Compass Bank.

     10.3 Loan Agreement dated October 28, 2005 by and among the Company, Best Circuit Boards, Inc. and Brad Jacoby.

     10.4 Amended and Restated Security Agreement #1 dated October 28, 2005 by the Company, as debtor, in favor of Brad Jacoby, as secured party, in connection with that certain Amended and Restated Secured Promissory Note in the principal amount of $4,200,000.

     10.5 Amended and Restated Security Agreement #1 dated October 28, 2005 by Best Circuit Boards, Inc., as debtor, in favor of Brad Jacoby, as secured party, in connection with that certain Amended and Restated Secured Promissory Note in the principal amount of $4,200,000.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            INTEGRATED PERFORMANCE SYSTEMS, INC.


 Dated: November 18, 2005   By: /s/ BRAD J. PETERS
                            -------------------------------------------------
                            Name:  Brad J. Peters
                            Title: Vice President and Chief Financial Officer

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                                EXHIBIT INDEX

 Exhibit No.    Description
 -----------    -----------
 10.1           Credit and Security Agreement dated  October 28, 2005 by  and between Best Circuit Boards, Inc. and Compass Bank.

 10.2 Promissory Note for $2,250,000 dated October 28, 2005 between Best Circuit Boards, Inc. and Compass Bank.

 10.3 Loan Agreement dated October 28, 2005 by and among the Company, Best Circuit Boards, Inc. and Brad Jacoby.

 10.4 Amended and Restated Security Agreement #1 dated October 28, 2005 by the Company, as debtor, in favor of Brad Jacoby, as secured party, in connection with that certain Amended and Restated Secured Promissory Note in the principal amount of $4,200,000.

 10.5 Amended and Restated Security Agreement #1 dated October 28, 2005 by Best Circuit Boards, Inc., as debtor, in favor of Brad Jacoby, as secured party, in connection with that certain Amended and Restated Secured Promissory Note in the principal amount of $4,200,000.